Exhibit 11.1


                                  Endogen, Inc.

                        Computation of Earnings Per Share


                                                                      Year ended May 31,
                                               --------------------------------------------------------------
                                                   1996                       1997                    1998
                                               -------------             -------------             ----------

BASIC:

     Weighted average number of
     common shares outstanding..............       2,835,697                 3,095,262                 3,432,590
                                               =============             =============             =============

     Net income (loss) applicable to
     common shares..........................   $    (700,539)            $     975,595             $     457,654
                                               =============             =============             =============


     Basic earnings (loss) per share........   $       (0.25)            $        0.32             $        0.13
                                               =============             =============             =============


DILUTED:

     Weighted average number of
     common shares outstanding..............       2,835,697                 3,095,262                 3,432,590

     Shares deemed outstanding from
     the assumed exercise of stock
     options and warrants...................              --                   299,400                   193,721
                                               -------------             -------------             -------------

                                                   2,835,697                 3,394,662                 3,626,311
                                               =============             =============             =============

     Net income (loss) applicable to
     common shares and common
     equivalent shares......................   $    (700,539)            $     975,595             $     457,654
                                               ==============            =============             =============


     Diluted earnings (loss) per share......   $       (0.25)            $        0.29             $        0.13
                                               ==============            =============             =============